Exhibit 99.1

Carter Validus Mission Critical REIT, Inc.
Announces New Secretary

Tampa, FL –September 14, 2018 - Carter Validus Mission Critical REIT, Inc. (the “Company”), a Maryland corporation that currently qualifies as a real estate investment trust, announces that Lisa A. Drummond retired as Secretary of the Company, effective September 13, 2018. Todd M. Sakow was elected by the board of directors of the Company to become Secretary of the Company, effective September 13, 2018. Mr. Sakow also continues to serve as Chief Financial Officer and Treasurer of the Company, positions he has held since August 2010. In addition, effective September 13, 2018, Ms. Drummond retired as Chief Operating Officer and Secretary of Carter/Validus Advisors, LLC (the “Advisor”), the Company’s external advisor, and Mr. Sakow assumed such positions.

Michael Seton, Chief Executive Officer and President of the Company and the Advisor, stated, “We are pleased to have Mr. Sakow assume the role of Secretary and appreciate his continued contribution to the Company.”

About Carter Validus Mission Critical REIT, Inc.

Carter Validus Mission Critical REIT, Inc. currently qualifies as a real estate investment trust and invests in mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants.

Media Contact
Cindy Etheredge
Marketing Director, Carter Validus
813-316-4323
cetheredge@cvreit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.